Exhibit 99.1

AEP Reports 2006 Third-Quarter Earnings

-	2006 third-quarter earnings: GAAP $0.67 per share, ongoing $0.99 per share

-	Ongoing earnings up from same period last year

-	Off-system sales, MEMCO barge operations, revenue from rate changes drive earnings improvement

COLUMBUS, Ohio, Oct. 31 /PRNewswire-FirstCall/ --

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	3rd quarter ended Sept. 30			9 months ended Sept. 30

	2005	2006	Variance	2005	2006	Variance

Revenue ($in billions)	3.3	3.6	0.3	9.2	9.6	0.4
Earnings ($in millions):
GAAP	387	265	(122)	963	821	(142)
Ongoing	370	392	22	948	942	(6)
EPS ($):
GAAP	0.99	0.67	(0.32)	2.48	2.08	(0.40)
Ongoing	0.95	0.99	0.04	2.44	2.39	(0.05)

EPS based on 389mm shares in Q3 2005, 394mm in Q3 2006, 389mm in 9 mo. 2005 and 394mm in 9 mo. 2006

          American Electric Power (NYSE: AEP) today reported 2006 third-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $265 million, or $0.67 per share, compared with $387 million, or $0.99 per share, for third-quarter 2005.

          Ongoing earnings (earnings excluding special items) for third-quarter 2006 were $392 million, or $0.99 per share, compared with $370 million, or $0.95 per share, for third-quarter 2005.

          GAAP earnings were less than ongoing earnings by $127 million for the quarter primarily because of an after-tax impairment of approximately $136 million related to the announced sale of the Plaquemine Cogeneration Facility in Louisiana to Dow Chemical. That impairment was partially offset by gains realized on the sale of other assets. A full reconciliation of GAAP earnings to ongoing earnings for the quarter and year to date is included in tables at the end of this news release.

          “We had a very good third quarter, one that improved on our ongoing earnings from the same period last year even though operating conditions this year were somewhat less favorable,” said Michael G. Morris, chairman, president and chief executive officer of American Electric Power. “The weather was milder, which reduces both the demand for electricity and retail sales. Transmission revenues were lower because a federally authorized rate adjustment, in place last year, ended earlier this year.

          “But our commercial group reported strong off-system sales margins, making good use of available generating capacity,” Morris said. “The benefits of recent rate changes, achieved through our continuing work with regulators in numerous jurisdictions, are reaching the bottom line. And our MEMCO barge operations had another excellent quarter.”

EARNINGS GUIDANCE

          AEP reaffirmed its ongoing guidance range for 2006 of between $2.65 and $2.80 per share. In providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY ONGOING RESULTS BY SEGMENT
$ in millions except EPS

	Q3 05	Q3 06	Variance	9 mo. 05	9 mo. 06	Variance

Utility Operations	377	379	2	982	904	(78)
Ongoing EPS	0.97	0.96	(0.01)	2.53	2.29	(0.24)
Investments	(3)	15	18	10	45	35
Ongoing EPS	(0.01)	0.04	0.05	0.02	0.12	0.10
Parent Company	(4)	(2)	2	(44)	(7)	37
Ongoing EPS	(0.01)	(0.01)	0.00	(0.11)	(0.02)	0.09
Ongoing
Earnings	370	392	22	948	942	(6)
Ongoing EPS	0.95	0.99	0.04	2.44	2.39	(0.05)

EPS based on 389mm shares Q3 2005, 394mm in Q3 2006, 389mm in 9 mo. 2005 and 394mm in 9 mo. 2006

          Ongoing earnings from Utility Operations increased by $2 million during the third quarter of 2006 compared with the third quarter of 2005. Higher gross margin from retail sales, primarily reflecting the implementation of rate changes at the Ohio Companies, and higher wholesale margins were offset by milder weather, lower transmission revenue and higher operating expenses than recorded in the same period in 2005.

          Continued strong earnings from AEP’s MEMCO barge operations helped increase earnings for Investments (Gas Segment and Other Investments) by $18 million in the recently completed quarter when compared to the same period last year. MEMCO continues to benefit from increased freight rates included in 2006 contracts.

          “MEMCO is having an outstanding year,” Morris said. “The higher rates included in 2006 contracts were driven by a strong demand for barge capacity and a tight supply of barges. The higher rates are an important factor in improved earnings for MEMCO, but I also credit MEMCO’s exceptionally experienced management and staff. Their expertise in scheduling and logistics is a competitive advantage that has enabled us to benefit fully from favorable market conditions.”

          Parent Company is favorable by $2 million in the third quarter of 2006 compared to the same period of 2005.

ONGOING RESULTS FROM UTILITY OPERATIONS
$ in millions except EPS

	Q3 05	Q3 06	Variance	9 mo. 05	9 mo. 06	Variance

East Regulated Integrated Utilities	557	511	(46)	1,545	1,546	1
Ohio Companies	498	580	82	1,451	1,585	134
West Regulated Integrated Utilities	327	321	(6)	737	789	52
Texas Wires	137	136	(1)	351	362	11
Off-System Sales	240	315	75	688	690	2
Transmission Revenue - 3rd Party	107	69	(38)	313	220	(93)
Other Operating Revenue	119	125	6	375	380	5
Utility Gross Margin	1,985	2,057	72	5,460	5,572	112
Operations & Maintenance	(775)	(788)	(13)	(2,253)	(2,316)	(63)
Depreciation & Amortization	(328)	(369)	(41)	(963)	(1,041)	(78)
Taxes Other Than Income Taxes	(202)	(185)	17	(558)	(558)	0
Interest Expense & Preferred Dividend	(145)	(161)	(16)	(445)	(475)	(30)
Other Income & Deductions	44	20	(24)	222	173	(49)
Income Taxes	(202)	(195)	7	(481)	(451)	30
Utility Operations Ongoing Earnings	377	379	2	982	904	(78)
Ongoing EPS	0.97	0.96	(0.01)	2.53	2.29	(0.24)

EPS based on 389mm shares Q3 2005, 394mm in Q3 2006, 389mm in 9 mo. 2005 and 394mm in 9 mo. 2006

          Retail Sales -- Results for third-quarter 2006 were higher than those in the same period in 2005 primarily because of the Ohio Companies’ implementation of new rates in the first quarter of this year as authorized in the rate stabilization plan approved in 2005 by the Public Utilities Commission of Ohio. The Ohio Companies also benefited from additional sales to customers acquired with the Ohio transmission and distribution assets of Monongahela Power, a subsidiary of Allegheny Energy, at the end of 2005. New power supply contracts with municipal and cooperative customers continue to add to the positive results. Mild weather experienced in September of this year partially offset strong earnings from July and August. Cooling degree days in the third quarter were down 18 percent in AEP’s East service territory and down 4 percent in the West when compared to the same period in 2005.

          Off-System Sales -- Gross margins from Off-System Sales for the third quarter of 2006 were $75 million higher than those in third-quarter 2005 because of positive margins from hedges of plant output and strong physical sales in the East, where AEP’s generation availability factor was high in July and August when wholesale prices were favorable.

          Transmission Revenues -- Transmission Revenues for the third quarter of 2006 decreased $38 million from the same period in 2005 as a result of the cessation of the Seams Elimination Charge Adjustment, or SECA, rates that contributed to earnings last year but ended on April 1, 2006, in various AEP jurisdictions in the East. The SECA rates were put into place in December 2004 by the Federal Energy Regulatory Commission to offset the loss of through-and- out rates brought by a change in the FERC’s authorized tariffs.

          Operations & Maintenance Expense -- Operations & Maintenance expenses were $13 million higher in the third quarter than in the same period in 2005, primarily because of increased expenses for plant outages and for ongoing maintenance, tree trimming and service reliability expenses for AEP’s utilities. The higher expenses were somewhat offset by lower storm recovery costs.

          Depreciation & Amortization -- The increase in depreciation and amortization expense in the quarter, when compared to the same period in 2005, is primarily attributed to increased amortization of regulatory assets at the Ohio Companies and higher depreciation because of a provision for write-off of deferred environmental and reliability costs in Virginia.

          Taxes, Other Than Income Taxes -- Taxes, Other Than Income Taxes were lower in the third quarter of 2006 than the same period in 2005 because of property, sales and use tax adjustments.

          Interest Expense & Preferred Dividends -- The increase in interest expense from the prior period is primarily because of increased long-term debt and higher interest rates.

          Other Income & Deductions -- The decrease in Other Income & Deductions, when compared to the prior period, is primarily attributed to a provision for write-off of environmental and reliability carrying costs income in Virginia.

WEBCAST

          American Electric Power’s quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EST today at http://www.aep.com/go/webcasts. The webcast will include audio of the conference call as well as visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts .

          The call will be archived on http://www.aep.com/go/webcasts for use by those unable to listen during the live webcast.

          Minimum requirements to listen to broadcast: The Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.

          American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation’s largest generators of electricity, owning nearly 36,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a nearly 39,000-mile network that includes more 765 kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). American Electric Power, based in Columbus, Ohio, is celebrating its 100th anniversary in 2006.

          AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. AEP’s management believes that the company’s ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company’s performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP’s board of directors.

          This report made by AEP and certain of its subsidiaries contains forward- looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Although AEP and each of its registrant subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; the ability to build or acquire generating capacity when needed at acceptable prices and terms and to recover those costs through applicable rate cases or competitive rates; the ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for new investments, transmission service and environmental compliance); resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp. and related matters); AEP’s ability to constrain its operation and maintenance costs; the economic climate and growth in AEP’s service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas, and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP’s ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, and other energy-related commodities; changes in utility regulation, including implementation of EPACT and membership in and integration into regional transmission structures; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP’s pension and other postretirement benefit plans; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation, and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power
Financial Results for 3rd Quarter 2006 Actual vs 3rd Quarter 2005 Actual

		2005 Actual		2006 Actual

		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	557		511
2	Ohio Companies	498		580
3	West Regulated Integrated Utilities	327		321
4	Texas Wires	137		136
5	Off-System Sales	240		315
6	Transmission Revenue - 3rd Party	107		69
7	Other Operating Revenue	119		125
8	Utility Gross Margin	1,985		2,057
9	Operations & Maintenance	(775)		(788)
10	Depreciation & Amortization	(328)		(369)
11	Taxes Other than Income Taxes	(202)		(185)
12	Interest Exp & Preferred Dividend	(145)		(161)
13	Other Income & Deductions	44		20
14	Income Taxes	(202)		(195)
15	Utility Operations On-Going Earnings	377	0.97	379	0.96
	INVESTMENTS:
16	AEPES	(3)		(3)
17	Other	—		18
18	Investments On-Going Earnings	(3)	(0.01)	15	0.04
19	Parent Company On-Going Earnings	(4)	(0.01)	(2)	(0.01)
20	ON-GOING EARNINGS	370	0.95	392	0.99

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for the 3rd Quarter 2006
Reconciliation of On-going to Reported Earnings

	2006

	Utility	Invest.	Parent	Total	EPS

	($ millions)
On-going Earnings	379	15	(2)	392	$0.99
Dispositions:
Gain on Sale of ICE Shares	—	9	—	9	$0.02
Impairment of Plaquemine Plant	—	(136)	—	(136)	$(0.34)
Total Special Items	—	(127)	—	(127)	$(0.32)
Reported Earnings	379	(112)	(2)	265	$0.67

Financial Results for the 3rd Quarter 2005
Reconciliation of On-going to Reported Earnings

	2005

	Utility	Invest.	Parent	Total	EPS

	($ millions)
On-going Earnings	377	(3)	(4)	370	$0.95
Dispositions:
Gain on Sale of UK Operations	—	2	—	2	$0.01
SEEBOARD True-up	—	20	—	20	$0.05
Gain on Sale of Pacific Hydro	—	32	—	32	$0.08
Adjustments to Prior Dispositions	—	(11)	(1)	(12)	$(0.04)
Other:
Conesville Impairment	(25)	—	—	(25)	$(0.06)
Total Special Items	(25)	43	(1)	17	$0.04
Reported Earnings	352	40	(5)	387	$0.99

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

		3 Months Ended September 30,

		2005	2006	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential		14,152	13,482	-4.7%
Commercial		10,900	10,799	-0.9%
Industrial		13,380	13,468	0.7%
Miscellaneous		682	677	-0.7%
Total Domestic Retail (Exclds AEP C&I, ME SWEPCo, & Tx POLR) (a)		39,114	38,426	-1.8%
AEP C&I, Mutual Energy SWEPCo, & Tx POLR		115	105	-8.7%
Total Domestic Retail		39,229	38,531	-1.8%
Wholesale - Domestic Electric (in millions of kWh): (b)		13,135	13,465	2.5%
Texas Wires Delivery (in millions of kWh):		8,093	7,877	-2.7%
EAST REGION WEATHER SUMMARY (in degree days):
Actual	- Heating (c)	1	10	631.1%
	- Cooling (d)	834	685	-17.9%
Normal	- Heating (c)		7	43.0%*
	- Cooling (d)		688	-0.4%*
PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual	- Heating (c)	0	0	0.0%
	- Cooling (d)	1,523	1,468	-3.6%
Normal	- Heating (c)		2	-69.3%*
	- Cooling (d)		1,410	4.1%*

*	2006 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. The AEP C&I load has been segregated to clarify the year-to-year comparison. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)	Heating Degree Days temperature base is 55 degrees

(d)	Cooling Degree Days temperature base is 65 degrees

American Electric Power
Financial Results for YTD September 2006 Actual vs YTD September 2005 Actual

		2005 Actual		2006 Actual

		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	1,545		1,546
2	Ohio Companies	1,451		1,585
3	West Regulated Integrated Utilities	737		789
4	Texas Wires	351		362
5	Off-System Sales	688		690
6	Transmission Revenue - 3rd Party	313		220
7	Other Operating Revenue	375		380
8	Utility Gross Margin	5,460		5,572
9	Operations & Maintenance	(2,253)		(2,316)
10	Depreciation & Amortization	(963)		(1,041)
11	Taxes Other than Income Taxes	(558)		(558)
12	Interest Exp & Preferred Dividend	(445)		(475)
13	Other Income & Deductions	222		173
14	Income Taxes	(481)		(451)
15	Utility Operations On-Going Earnings	982	2.53	904	2.29
	INVESTMENTS:
16	AEPES	6		(2)
17	Other	4		47
18	Investments On-Going Earnings	10	0.02	45	0.12
19	Parent Company On-Going Earnings	(44)	(0.11)	(7)	(0.02)
20	ON-GOING EARNINGS	948	2.44	942	2.39

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for Year-to-Date September 2006
Reconciliation of On-going to Reported Earnings

	2006

	Utility	Invest.	Parent	Total	EPS

	($ millions)
On-going Earnings	904	45	(7)	942	$2.39
Dispositions:
Gain on Sale of UK Generation True-up Adj	—	6	—	6	$0.01
Gain on Sale of ICE Shares	—	9	—	9	$0.02
Impairment of Plaquemine Plant	—	(136)	—	(136)	$(0.34)
Total Special Items	—	(121)	—	(121)	$(0.31)
Reported Earnings	904	(76)	(7)	821	$2.08

Financial Results for Year-to-Date September 2005
Reconciliation of On-going to Reported Earnings

	2005

	Utility	Invest.	Parent	Total	EPS

	($ millions)
On-going Earnings	982	10	(44)	948	$2.44
Dispositions:
Gain on Sale of UK Operations	—	(3)	—	(3)	$(0.01)
SEEBOARD true-up	—	8	—	8	$0.02
Gain on Sale of Customers to Centrica	27	—	—	27	$0.07
Gain on Sale of UK Operations	—	2	—	2	$0.01
SEEBOARD True-up	—	20	—	20	$0.05
Gain on Sale of Pacific Hydro	—	32	—	32	$0.08
Adjustments to Prior Dispositions	—	(12)	—	(12)	$(0.03)
Other	—	—	(1)	(1)	$—
Other:
Severance	(15)	(1)	—	(16)	$(0.04)
Conesville Impairment	(25)	—	—	(25)	$(0.06)
Texas Regulatory True-up	(17)	—	—	(17)	$(0.05)
Total Special Items	(30)	46	(1)	15	$0.04
Reported Earnings	952	56	(45)	963	$2.48

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

		9 Months Ended September 30,

		2005	2006	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential		37,332	36,010	-3.5%
Commercial		29,204	29,149	-0.2%
Industrial		39,633	40,405	1.9%
Miscellaneous		1,968	1,890	-4.0%
Total Domestic Retail (Exclds AEP C&I, ME SWEPCo, & Tx POLR) (a)		108,137	107,454	-0.6%
AEP C&I, Mutual Energy SWEPCo, & Tx POLR		504	312	-38.1%
Total Domestic Retail		108,641	107,766	-0.8%
Wholesale - Domestic Electric (in millions of kWh): (b)		37,515	35,131	-6.4%
Texas Wires Delivery (in millions of kWh):		20,348	20,338	0.0%
EAST REGION WEATHER SUMMARY (in degree days):
Actual	- Heating (c)	1,940	1,573	-18.9%
	- Cooling (d)	1,122	914	-18.5%
Normal	- Heating (c)		1,999	-21.3%*
	- Cooling (d)		970	-5.7%*
PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual	- Heating (c)	795	664	-16.5%
	- Cooling (d)	2,225	2,325	4.5%
Normal	- Heating (c)		1,007	-34.1%*
	- Cooling (d)		2,079	11.9%*

*	2006 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. The AEP C&I load has been segregated to clarify the year-to-year comparison. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)	Heating Degree Days temperature base is 55 degrees

(d)	Cooling Degree Days temperature base is 65 degrees

SOURCE American Electric Power
-0- 10/31/2006
/CONTACT: Media, Pat D. Hemlepp, Director, Corporate Media Relations, +1-614-716-1620, or Analysts, Julie Sloat, Vice President, Investor Relations, +1-614-716-2885, both of American Electric Power/
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/Web site:	http://www.aep.com
http://www.aep.com/go/webcasts /